UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 26, 2006

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Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Byberry Road, Bldg 13 Huntingdon Valley, Pa		19006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 914-0900

Same
(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

Cellegy Pharmaceuticals, Inc. announced today that The Food and Drug Administration’s Cardio-Renal Advisory Committee met on April 25, 2006 to review Cellegy’s New Drug Application relating to its Cellegesic™ (0.4% nitroglycerin ointment) product for reduction of pain associated with anal fissures. The Committee voted on three questions in connection with its review:

1.	A majority of the Committee agreed that the quadratic model was the proper analysis for the purpose of decision-making.
2.	A majority of the Committee found that, taking all three studies into consideration, the data is compelling that there is an effect of nitroglycerin ointment on the pain associated with anal fissures.
3.	In its final vote, six members of the Committee voted for “Approval” of Cellegesic and six voted “Approvable pending another study of effectiveness.” There were no votes for “Not Approvable.”

The FDA may take this recommendation of the Advisory Committee under advisement as it deliberates on the review of the NDA. The FDA does not have a time period within which it must complete its review of the NDA. There are no assurances concerning the timing and outcome of FDA action following the Advisory Committee’s actions. Cellegy filed an NDA for the use of Cellegesic in June 2004. Cellegesic was the subject of an FDA Not Approvable letter in December 2004. Cellegy submitted an amended NDA, containing new analyses, to the FDA in April 2005, resulting in today’s review by the Cardio-Renal Advisory Committee.

A copy of the Company’s press release relating to the transaction is attached as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 26, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: April 26, 2006	By:	/s/ Robert J. Caso
Robert J .Caso
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)